AGREEMENT FOR PURCHASE
                               AND SALE OF ASSETS


                                     BETWEEN


                            JEAN CHARLES INCORPORATED
                               A UTAH Corporation
                                    ("BUYER")


                                       AND


                                  SURREY, INC.,
                               A TEXAS Corporation
                                   ("SELLER")


                                  April 2, 2001





SURREY: Asset Sale and Purchase Agreement                          April 5, 2001

                                TABLE OF CONTENTS

                                                                                 PAGE


1        TRANSFER OF ASSETS.....................................................-2-
                  1.1      Equipment............................................-2-
                           ---------
                  1.2      Inventories..........................................-2-
                           -----------
                  1.3      Intangibles..........................................-2-
                           -----------
                  1.4      Books and Records....................................-2-
                           -----------------
                  1.5      Other Assets.........................................-3-
                           ------------

2        PURCHASE PRICE.........................................................-3-
         --------------

3        THE CLOSING............................................................-3-
         -----------
                  3.1      Seller's Obligations at the Closing..................-3-
                           -----------------------------------
                  3.2      Buyer's Obligations at the Closing...................-4-
                           ----------------------------------

4        ASSUMPTION OF LIABILITIES..............................................-4-
         -------------------------

5        INTERIM PRE-CLOSING AGREEMENT..........................................-4-
         -----------------------------
                  5.1      Operation of Business................................-5-
                           ---------------------
                  5.2      Employees............................................-5-
                           ---------
                  5.3      Lease of Real Property...............................-5-
                           ----------------------
                  5.4      Payments to Chase Bank...............................-6-
                           ----------------------
                  5.5      Payments to Trade Creditors..........................-6-
                           ---------------------------
                  5.6      Payments for Inventory...............................-6-
                           ----------------------
                  5.7      Sale of Real Property................................-7-
                           ---------------------
                  5.8      Insurance............................................-7-
                           ---------
                  5.9      Approvals............................................-7-
                           ---------

6        OPTIONS CONCERNING COMPETING OFFERS....................................-7-
         -----------------------------------

7        SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.....................-7-
         --------------------------------------------------
                  7.1      Organization, Good Standing and Qualification........-8-
                           ---------------------------------------------
                  7.2      Binding Agreement....................................-8-
                           -----------------
                  7.3      Stock of Corporation.................................-8-
                           --------------------
                  7.4      Financial Statements.................................-8-
                           --------------------
                  7.5      Absence of Specified Changes.........................-8-
                           ----------------------------
                  7.6      Tax Returns and Audits...............................-9-
                           ----------------------
                  7.7      Real Property........................................-9-
                           -------------
                  7.8      Other Tangible Personal Property.....................-9-
                           --------------------------------
                  7.9      Trade Names, Trademarks and Copyrights...............-9-
                           --------------------------------------

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

                  7.10     Trade Secrets........................................-9-
                           -------------
                  7.11     Title to Assets......................................-10-
                           ---------------
                  7.12     Insurance Policies...................................-10-
                           ------------------
                  7.13     Compliance with Laws.................................-10-
                           --------------------
                  7.14     Litigation...........................................-10-
                           ----------
                  7.15     Hazardous Materials..................................-10-
                           -------------------
                  7.16     Authority and Consents...............................-11-
                           ----------------------
                  7.17     Full Disclosure......................................-11-
                           ---------------

8        BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS......................-11-
         -------------------------------------------------
                  8.1      Organization, Good Standing and Qualification........-11-
                           ---------------------------------------------
                  8.2      Binding Agreement....................................-11-
                           -----------------
                  8.3      Chase Bank...........................................-11-
                           ----------
                  8.4      Real Property........................................-11-
                           -------------
                  8.5      Tender for Shares....................................-11-
                           -----------------

9        SELLER'S OBLIGATIONS BEFORE CLOSING....................................-12-
         -----------------------------------
                  9.1      Buyer's Access to Premises and Information...........-12-
                           ------------------------------------------
                  9.2      Conduct of Business in Normal Course.................-12-
                           ------------------------------------
                  9.3      Preservation of Business and Relationships...........-12-
                           ------------------------------------------
                  9.4      New Transactions.....................................-12-
                           ----------------
                  9.5      Existing Agreements..................................-12-
                           -------------------
                  9.6      Representations and Warranties True at Closing.......-12-
                           ----------------------------------------------
                  9.7      Sales and Use Tax on Prior Sales.....................-12-
                           --------------------------------

10       BUYER'S OBLIGATIONS BEFORE CLOSING.....................................-12-
         ----------------------------------
                  10.1     Information to Be Held in Confidence.................-13-
                           ------------------------------------
                  10.2     Employment Agreements................................-13-
                           ---------------------

11       CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE...........................-13-
         --------------------------------------------
                  11.1     Accuracy of Buyer's Representations and Warranties...-13-
                           --------------------------------------------------
                  11.2     Buyer's Performance..................................-13-
                           -------------------
                  11.3     Buyer's Corporate Approval...........................-13-
                           --------------------------

12       CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE............................-13-
         -------------------------------------------
                  12.1     Accuracy of Seller's Representations and Warranties..-14-
                           ---------------------------------------------------
                  12.2     Performance by Seller................................-14-
                           ---------------------
                  12.3     Certification by Seller..............................-14-
                           -----------------------
                  12.4     Absence of Litigation................................-14-
                           ---------------------
                  12.5     Consents.............................................-14-
                           --------
                  12.6     Approval of Documentation............................-14-
                           -------------------------
                  12.7     Consulting Agreement.................................-14-
                           --------------------
                  12.8     Employment Agreement.................................-14-
                           --------------------
                  12.9     Cancellation of Shares...............................-14-
                           ----------------------

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


13       SELLER'S OBLIGATIONS AFTER THE CLOSING.................................-14-
         --------------------------------------
                  13.1     Seller's Indemnities.................................-15-
                           --------------------
                  13.2     Use of Seller's Name.................................-15-
                           --------------------

14       COSTS..................................................................-15-
         -----
                  14.1     Finder's or Broker's Fees............................-15-
                           -------------------------
                  14.2     Expenses.............................................-15-
                           --------

15       FORM OF AGREEMENT......................................................-15-
         -----------------
                  15.1     Effect of Headings...................................-15-
                           ------------------
                  15.2     Entire Agreement; Modification; Waiver...............-15-
                           --------------------------------------
                  15.3     Counterparts.........................................-16-
                           ------------

16       PARTIES................................................................-16-
         -------
                  16.1     Parties in Interest..................................-16-
                           -------------------
                  16.2     Assignment...........................................-16-
                           ----------
                  16.3     Legal Counsel........................................-16-
                           -------------

17       REMEDIES...............................................................-16-
         --------
                  17.1     Recovery of Litigation Costs.........................-16-
                           ----------------------------
                  17.2     Defaults Permitting Termination......................-16-
                           -------------------------------

18       NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................-17-
         -----------------------------------------------------

19       NOTICES................................................................-17-
         -------

20       GOVERNING LAW..........................................................-17-
         -------------



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


                    AGREEMENT FOR PURCHASE AND SALE OF ASSETS


         THIS AGREEMENT FOR PURCHASE AND SALE OF ASSETS (the "Agreement") is made effective as of April 2, 2001, at Palm Springs, California, by and between JEAN CHARLES INCORPORATED (the "Buyer"), a Utah corporation with an address at 82449 61st Avenue, Thermal, California 92274, and SURREY, INC. (the "Seller"), a Texas corporation with an address at 13110 Trails End Road, Leander, Texas 78641, and is made with reference to the following facts:

                                    RECITALS

         A. Seller is engaged in the buying in bulk, manufacturing, repackaging, and sale of products to various wholesale and retail stores. Seller has been operating at a loss for some time. The financial reports for Seller for the year ending December 31, 2000, are expected to reflect a loss of approximately $1,700,000 for the year. As of September 30, 2000, the reported losses had been $261,000.00. The amount of the loss for the first quarter of year 2001 is not currently available but a further substantial loss is projected.

         B. Pursuant to its business operations, Seller owns real property, improvements and fixtures located at 13110 Trails End Road, Leander, Texas 78641 (the "Real Property"). Seller has executed one or more deeds of trust on the Real Property to secure the repayment of its various promissory notes payable to the Chase Manhattan Bank ("Chase Bank"), P.O. Box 2558, Houston, Texas 77252-8074. Seller has also granted a security interest to Chase Bank in substantially all of its personal property, including without limitation receivables and inventory, to secure the repayment of its various promissory notes payable to Chase Bank. Recently, Chase Bank sent Seller a demand letter for the entire approximately $5,700,000.00 principal owed, plus accrued interest. Seller lacks sufficient revenues to repay the debt and to thereafter continue in business.

         C. Buyer has been, and is now, operating a buy/sell business that has many similarities to that operated by Seller. Buyer believes that some of Seller's assets would be of value to Buyer's business operations. Buyer is also interested in retaining the services of Marty van der Hagen and John van der Hagen (the "van der Hagens") -- who are current shareholders of the Seller -- for employment and/or consulting as Buyer expands its business operations in the United States and into Mexico. Therefore, Buyer has made to Seller an offer to purchase certain of the assets of Seller on the terms set forth in full below.

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


         D. The Board of Directors of Seller (the "Board") has conducted an evaluation of Seller's options with representatives of Chase Bank, bankruptcy counsel, and securities counsel. Given the circumstances including the options available to the Seller, the Board believes that this Agreement is in the best interests of the Seller.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows:

1        TRANSFER OF ASSETS

         Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller at the Closing described in Article 3 hereof, all the assets, properties and business of Seller of every kind, character and description whether tangible, intangible, real, personal or mixed and wherever located (but excluding the Real Property and any assets specifically excluded in the following Sections of this Article 1), all of which are sometimes collectively referred to in this Agreement as the "Assets," including, but without limitation to, the following:

         1.1 Equipment. All the machinery, tools, dies, appliances, vehicles, furniture, equipment (including essential replacement parts) and other tangible personal property of every kind and description that are located upon or within the Real Property, are owned or leased by Seller, and are utilized in connection with Seller's operations upon or within the Real Property, a current list of which is attached hereto as SCHEDULE 1.1 (hereinafter referred to collectively as the "Equipment");

         1.2 Inventories. All of Seller's finished goods and raw materials (whether expensed or not), including work in process, consumable manufacturing supplies, spare parts and repair materials that are actually on hand as of the Closing Date, whether on or within the Real Property or en route thereto or elsewhere, and any rights and claims to refunds and adjustments of any kind with respect to the inventory, an approximate summary of which items currently on hand is attached hereto as SCHEDULE 1.2 (hereinafter referred to collectively as the "Inventories");

         1.3 Intangibles. All trade names, trademarks, service marks, copyrights, patents, patent rights, trade secrets, technical know-how, goodwill and other intangibles (including all contracts to be assumed by Buyer pursuant to Article 4) used by Seller in (or owned by Seller and useful in) the operation of the business located upon or within the Real Property, but excluding accounts receivable, accounts payable, contracts not assumed by Buyer pursuant to Article 4, bank accounts, and tax deposits;

         1.4 Books and Records. All papers and records in Seller's care, custody or control relating to any or all of the above described Assets and the operation thereof, including but not limited to all personnel and labor relations records, environmental control records, sales records, accounting and financial records, maintenance and production records, and plans and designs of equipment; and

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


         1.5 Other Assets. All prepaid expenses relating to any of the Assets and the operation of Seller's business.

2        PURCHASE PRICE
         --------------

         In consideration for the transfer and assignment by Seller of the Assets and inconsideration of the representations, warranties and covenants of Seller set forth herein, Buyer on the conditions set forth herein,

         2.1 shall have performed all of its obligations to be performed under this Agreement to and including the Closing Date;

         2.2 shall perform all of its obligations to be performed under this Agreement after the Closing Date;

         2.3 shall assume and discharge, and shall indemnify Seller against, liabilities and obligations of Seller under the leases or other agreements, if any, specified on SCHEDULE 4 but only to the extent that such liabilities or obligations accrue on or after the Closing Date.

3        THE CLOSING
         -----------

         The Closing of the purchase and sale of the Assets by Seller to Buyer (the "Closing") shall take place at the offices of Seller, 13110 Trails End Road, Leander, Texas 78641, at 10:00 a.m. local time, on July 31, 2001, with close of business to be 5:00 p.m. local time on that date, or at such other place and/or time as the parties may agree in writing (the "Closing Date"). In the event that the conditions specified in this Agreement have not been fulfilled by such date, Buyer may extend the Closing for a period or periods not exceeding an aggregate of 15 days by written notice to Seller. If, on the original or any postponed Closing Date Seller shall have been unable to obtain all waivers and consents of shareholders, private parties and governmental agencies required by this Agreement, then either Buyer or Seller, on written notice, may postpone the Closing to a time not later than 10:00 a.m. local time, on September 29, 2001. Buyer and Seller acknowledge and agree that Chase Bank will not be required to release any of its liens, security interest or assignments against Seller's Assets or the Real Property, except upon repayment in full of the Chase Bank debt, except with respect to inventory and accounts receivable as provided in that certain Consent Letter dated on or about the date hereof executed buy Buyer, Seller and Chase Bank.

         3.1 Seller's Obligations at the Closing. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

                3.1.1 Instruments of assignment and transfer (including a Bill of Sale) of all of the Assets of Seller to be transferred hereunder.

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


                  Simultaneously with the consummation of the transfer, Seller, through its officers, agents and employees, shall put Buyer into full possession and enjoyment of all of the Assets to be conveyed and transferred by this Agreement.

                  Seller, at any time before or after the Closing Date, will execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer, reasonably requested by Buyer and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, and confirming to Buyer, or reducing to possession, any or all property and assets to be conveyed and transferred by this Agreement. If requested by Buyer, Seller further agrees to prosecute or otherwise enforce in its own name for the benefit of Buyer any claims, rights, or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in Seller's name. Any prosecution or enforcement of claims, rights, or benefits under this Section shall be solely at Buyer's expense, unless the prosecution or enforcement is made necessary by a breach of this Agreement by the Seller.

                3.1.2 Seller shall pay all sales and use taxes arising out of the transfer of the Assets and shall pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes of the business. Buyer shall not be responsible for any business, occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date.

                3.1.3 Seller shall cancel all outstanding shares of its stock owned, directly or indirectly, by John van der Hagen.

         3.2 Buyer's Obligations at the Closing. At the Closing, Buyer shall deliver to Seller the following instruments and documents against delivery of the items specified in Section 3.1:

                3.2.1 Buyer hereby covenants to perform all of its obligations accruing or to be performed after the Closing Date, as provided in this Agreement.

4        ASSUMPTION OF LIABILITIES
         -------------------------

         Buyer is not assuming any debt, liability or obligation of Seller, whether known or unknown, fixed or contingent, except as herein specifically otherwise provided. Buyer shall have the benefit of and shall perform all contracts and commitments, if any, specifically disclosed on SCHEDULE 4, in accordance with the terms and conditions thereof, except to the extent modifications are specifically disclosed on such SCHEDULE 4.


5        INTERIM PRE-CLOSING AGREEMENT
         -----------------------------

SURREY: Asset Sale and Purchase Agreement                          April 5, 2001

         5.1 Operation of Business. Seller hereby designates and appoints Buyer as Seller's agent and Buyer hereby accepts appointment as Seller's agent for the administration, management and operation in all respects of Seller's business, during the period commencing on the date of this Agreement and continuing until the Closing or earlier termination of this Agreement. During Buyer's operation of Seller's business:

                5.1.1 Buyer shall pay all general, administrative and operating expenses associated with the operation of Seller's business (including, without limitation, operating costs and expenses, costs associated with goods sold and the acquisition of additional raw materials, but excluding costs of Seller's December 31, 2000 year end audit and costs of filings with the Securities and Exchange Commission);

                5.1.2 Buyer shall pay all amounts payable on Seller's operating and capital leases for the use of the Assets;

                5.1.3 Buyer shall pay all other expenses incurred by Seller, subject to prior approval of such expense by Buyer;

                5.1.4 Buyer shall loan funds and/or inventory items to Seller so that Inventories will be maintained at a minimum value of not less than $2,000,000.00 at all times from the date of this Agreement until the Closing Date or earlier termination of this Agreement.

                  During Buyer's operation of Seller's business, Buyer shall be entitled to all sales revenues, receivables and collections from such revenues and shall pay to or for the benefit of Seller as provided elsewhere in this Agreement, for cost of goods sold, 35% of gross sales revenues, less returns and allowances, (this percentage having been determined by agreement of the parties because of inconsistencies in the inventory system).

         5.2 Employees. Seller shall lay-off all of its employees effective the date of this Agreement and shall pay all amounts owed to employees through and including such date. All contracts and arrangements with employees are in full force and effect, and neither Seller, nor any other party is in default under any such contract or arrangement. Seller shall retain an accountant to maintain the Seller's books of account, to assist the auditors with the completion of the audit, and to assist with the preparation of filings with governmental agencies. Buyer may hire such employees as it considers necessary for the operation of the Seller's business.

         5.3 Lease of Real Property. Seller hereby leases to Buyer and Buyer leases from Seller the Real Property on a month-to-month basis commencing on the date of this Agreement with a monthly rental of $10,000.00 per month, payable directly to Chase Bank for the benefit of Seller as otherwise provided in this Agreement, triple net, and Buyer agrees, in addition to the monthly rental, to


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SURREY: Asset Sale and Purchase Agreement                          April 5, 2001
pay all taxes, insurance, maintenance and other expenses relating to the Real Property during the term of the lease.

         5.4 Payments to Chase Bank. Buyer guarantees the payment of $3,000,000.00 to Chase Bank during the 180 days following the date of this Agreement, such payment to be made as follows:

                5.4.1 All collections of Seller's accounts receivables accruing prior to the date of this Agreement shall be delivered to Chase Bank within three business days after their receipt by Seller, until Chase Bank has received $3,000,000.00 from payments under this Section 5.4. EXHIBIT B to this Agreement is a complete and accurate schedule of the accounts receivable of Seller as of April 1, 2001, as reflected in the consolidated balance sheet as of that date, included in the financial statements, together with an accurate aging of these accounts;

                5.4.2 As described above, commencing on the date of this Agreement, Buyer shall rent the Real Property from Seller, on a month-to-month basis, at a rental of $10,000.00 per month and shall pay all rental payments directly to Chase Bank, unless and until Chase Bank has received payment in full of all debt of Seller to Chase Bank, in which case rental payments will be paid directly to Seller;

                5.4.3 Commencing on the date of this Agreement, Buyer shall pay directly to Chase Bank 10% of gross sales revenues, less returns and allowances, from sales of Seller's products, such payments to be made on or before the third business day of each week for sales of the preceding week until such time as Chase has received $3,000,000 pursuant to this Section 5.4; and

                5.4.4 On or before the date which is 180 days after the date of this Agreement, Buyer shall pay to Chase Bank an amount which together with all other amounts paid to Chase Bank pursuant to this Section 5.4 shall equal $3,000,000.00.

         5.5 Payments to Trade Creditors. Upon the payment of $3,000,000.00 to Chase Bank pursuant to Section 5.4, Buyer shall pay directly to Seller's trade creditors 10% of gross sales revenues, less returns and allowances, from sales of Seller's products, such payments to be made on or before the third business day of each week for sales of the preceding week until such time as all of Seller's trade creditors have been paid in full.

         5.6 Payments for Inventory. As of the Closing Date, the parties shall jointly determine the value of the Inventories actually on hand as of the Closing Date, which for purposes of this Agreement shall be the lesser of cost or fair market value, as determined by a joint physical count and determination of the parties, plus amounts owed by Buyer to Seller for Inventories sold by Buyer pursuant to Section 5.1 above, and less amounts owed by Seller to Buyer for all inventories purchased by Buyer and delivered to Seller and for all funds advanced by Buyer to Seller to acquire inventories. Upon the payment of trade



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


creditors pursuant to Section 5.5, Buyer shall pay Seller 10% of gross sales revenues, less returns and allowances, from sales of Seller's products, such payments to be made on or before the third business day of each week for sales of the preceding week until such time as the determined value of Seller's Inventories has been paid in full.

         5.7 Sale of Real Property. Upon signing this Agreement, Seller shall cause the Real Property to be listed for sale at a price to be determined by the Seller's Board of Directors. If the Real Property is sold, the proceeds shall be paid in the following order and priority, to the extent of such proceeds, (i) to pay in full the debt of Seller owed to Chase Bank, the repayment of which is secured by the Real Property, (ii) to pay in full Seller's trade creditors,
(iii) to pay in full other creditors and indebtedness of Seller, and (iv) to the Seller.

         5.8 Insurance. Seller will continue to carry its existing insurance, subject to variations in amounts required by the ordinary operations of its business. At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties that, at the date of this Agreement, Seller carries on any of its properties or in respect of its operations shall be increased by the amount or amounts Buyer shall specify. Seller shall cause Buyer to be named as an additional insured on each existing insurance policy carried by Seller.

         5.9 Approvals. Messrs. John van der Hagen and Marty van der Hagen have agreed to vote their stock in favor of the transactions contemplated by this Agreement and shall use their best efforts to encourage other shareholders to vote in favor of these transactions.

6        OPTIONS CONCERNING COMPETING OFFERS
         -----------------------------------

         Seller agrees not to solicit offers from any potential buyers. However, if Seller receives a bona fide offer prior to the Closing Date to purchase its assets which Seller desires to accept in lieu of the completion and performance of this Agreement, Seller shall provide a copy of such offer to Buyer and Buyer will, within fifteen calendar days after the receipt of such offer, either match or better the material terms of such offer or cancel this Agreement.

         If this Agreement is canceled, Buyer shall be entitled to receive from Seller compensation equal to the sum of (i) 2% of the net fair market value of assets of Seller that would have been acquired by Buyer pursuant to this Agreement, and (ii) Buyer's net out-of-pocket expenses (direct or indirect) incurred in the negotiation and performance of this Agreement. Payment of such compensation shall be made upon the closing of the sale under such other offer. In addition, Seller and the new buyer shall arrange for the unconditional release of all commitments that Buyer has made pursuant to this Agreement including, without limitation, commitments made to any banks, leasing companies, creditors, shareholders, and/or employees.


7        SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
         --------------------------------------------------


                                       7

SURREY: Asset Sale and Purchase Agreement                          April 5, 2001

         Seller hereby represents and warrants that:

         7.1 Organization, Good Standing and Qualification. Seller is a corporation duly organized, existing, and in good standing under the laws of Texas. The execution and delivery of this Agreement and the consummation of this transaction by Seller have been, or prior to the Closing will have been, duly authorized, and no further corporate authorization is or will be necessary on the part of Seller.

         7.2 Binding Agreement. At the Closing, this Agreement shall constitute a binding obligation of Seller.

         7.3 Stock of Corporation. The authorized capital stock of Seller consists of 10,000,000 shares of common stock, no par value, of which 2,472,727 shares are issued and outstanding as of the date of this Agreement. All the shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Seller to issue or to transfer from treasury any additional shares of its capital stock of any class.

         7.4 Financial Statements. SCHEDULE 7.4 to this Agreement sets forth a balance sheet of Seller as of December 31, 2000, and the related statement of income and expense for the year then ended. The financial statements in SCHEDULE
7.4 are referred to as the "Financial Statements." The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by Seller throughout the periods indicated, and fairly present the financial position of Seller as of the date of the Financial Statements, and the results of its operations for the period indicated.

         7.5 Absence of Specified Changes. Since December 31, 2000 there has not been any:

                7.5.1 Transaction by Seller except in the ordinary course of business as conducted on that date;

                7.5.2 Destruction, damage to, or loss of any assets of Seller (whether or not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of Seller's business;

                7.5.3 Sale or transfer of any asset of Seller except in the ordinary course of business;

                7.5.4 Amendment or termination of any material contract, agreement, or license to which Seller is a party, except in the ordinary course of business; 1.1.1


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



                7.5.5 Waiver or release of any right or claim of Seller, except in the ordinary course of business;

                7.5.6 Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets, or prospects of Seller;

         7.6 Tax Returns and Audits. Within the times and in the manner prescribed by law, Seller has filed all federal and state tax returns required by law and have paid all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by Seller.

         7.7 Real Property. SCHEDULE 7.7 to this Agreement is a complete and accurate legal description of the Real Property owned by Seller. SCHEDULE 7.7 contains a description of the buildings, fixtures, and other improvements located on the Real Property.

         7.8 Other Tangible Personal Property. SCHEDULE 1.1 to this Agreement is a complete and accurate schedule describing and specifying the location of, all machinery, equipment, furniture, supplies, tools, and all other tangible personal property owned by, in the possession of, or used by Seller in connection with their business. The property listed in SCHEDULE 1.1 constitutes all such tangible personal property necessary for the conduct by Seller of its business as now conducted. Buyer shall have the right to negotiate with equipment lenders to assume those equipment leases. Such leases are shown on
SCHEDULE 4.

         Except as shown herein, no personal property being transferred to Buyer is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in the possession of Seller.

         7.9 Trade Names, Trademarks and Copyrights. Seller does not use any registered trademark, service mark, trade name, or copyright in its respective business, and does not own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, or copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Seller's business or in connection with the performance of any contract to which Seller is a party. To the extent Seller has ownership of such intangibles, they are assigned to Buyer at Closing.

         7.10 Trade Secrets. SCHEDULE 7.10 to this Agreement is a true and complete list, without extensive or revealing descriptions, of Seller's trade secrets, including all customer lists. The specific location of each trade secret's documentation, including its complete description and other material relating to it, is also set forth with it in such SCHEDULE. Seller believes that it is the sole owner of each of these trade secrets. To the best of Seller's knowledge, these trade secrets are not part of the public knowledge nor have they been used by present employees or other persons or to the detriment of Seller's business.

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         7.11 Title to Assets. Seller has good and marketable title to all of its assets and interests in assets, whether real, personal, mixed, tangible, and intangible, which constitute all the assets and interests in assets that are used in the business of Seller. These assets are subject to mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, only to the extent previously described to Buyer, including security interests perfected through filing, current taxes not yet due and payable and other matters which could be discovered by Buyer through reasonable diligence and inspection. All tangible personal property of Seller is in good operating condition and repair, ordinary wear and tear excepted.

         7.12 Insurance Policies. SCHEDULE 7.12 to this Agreement is a description of all insurance policies held by Seller concerning their business and property.

         7.13 Compliance with Laws.
              ---------------------

                7.13.1 To Seller's best knowledge, Seller has complied in all material respects with, and has not been cited for any violation of federal, state, or local environmental protection laws and/or regulations, and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment.

                7.13.2 To Seller's best knowledge, Seller has not at any time operated, or provided for any of its employees, any pension or profit sharing or similar retirement plan or any employer welfare or benefit plan qualified pursuant to the Internal Revenue Code of 1986, as amended, and subject to the Employee Retirement Income Security Act of 1974.

                7.13.3 To Seller's best knowledge, Seller has complied with all requirements of any Texas Occupational Safety laws and regulations promulgated under this legislation, the consequences of a violation of which could have a material adverse effect on their operations, and with all orders, judgments and decrees of any tribunal pursuant to this legislation applicable to their business or properties.

               7.13.4 To Seller's best knowledge, Seller has complied with, and is not in violation of, any other applicable material federal, state, or local statute, law, or regulation affecting their properties or the operation of their business.

         7.14 Litigation. To Seller's best knowledge, there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Seller, threatened against or affecting Seller or its business, assets, or financial condition. 1.1


         7.15 Hazardous Materials. To Seller's best knowledge, there are no underground storage tanks located on the Property in which any Hazardous Material, as defined below, has been in the past thirty years or is being


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

stored, nor has there been any spill, disposal, discharge, or release of any Hazardous Material into, upon, from, or over that Property or into or upon ground or surface water on that Property. To Seller's best knowledge, there are no asbestos-containing materials incorporated into the buildings or interior improvements that are part of that Property, or into other assets of Seller, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCB's on that Property. As used in this Section, "Hazardous Material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local governmental authority where the substance, material, or waste is located.

         7.16 Authority and Consents. Seller has the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and no approvals or consents of any persons other than Seller and its shareholders are necessary in connection with it.

         7.17 Full Disclosure. To Seller's best knowledge, none of the representations and warranties made by Seller or made in any certificate or memorandum furnished or to be furnished by it, or on its behalf, contains or will contain any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

8        BUYER'S REPRESENTATIONS, WARRANTIES AND COVENANTS
         -------------------------------------------------

         Buyer hereby represents and warrants that:

         8.1 Organization, Good Standing and Qualification. Buyer is a corporation duly organized, existing, and in good standing under the laws of Utah. The execution and delivery of this Agreement and the consummation of this transaction by Buyer have been, or prior to the Closing will have been, duly authorized, and no further corporate authorization is or will be necessary on the part of Buyer.

         8.2 Binding Agreement. At the Closing, this Agreement shall constitute a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

         8.3 Chase Bank. Buyer represents that it has reached an agreement with Chase Bank with respect to the issues herein described involving Chase Bank.

         8.4 Real Property. Buyer hereby covenants that it will hold Seller harmless from any liability arising from Buyer's use and occupancy of the Real Property as provided in this Agreement.

         8.5 Tender for Shares. Buyer hereby covenants that prior to the date which is 18 months after the date of this Agreement, Buyer shall make a tender offer to the shareholders of Seller to purchase all of the shares of the common stock of Seller that are issued and outstanding on the date of this Agreement less the shares to be canceled as provided in this Agreement, for a cash consideration per share of $.80, less distributions, if any, made to shareholders of Seller after the date of this Agreement. The parties acknowledge and agree that the consideration for this tender will be adjusted to reflect all issuances, splits, combinations and any other transaction affecting the capital stock of Seller. The parties further acknowledge and agree that the shareholders of Seller are intended beneficiaries of this covenant.

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9        SELLER'S OBLIGATIONS BEFORE CLOSING
         -----------------------------------

         Seller covenants that, except as otherwise agreed in writing by Buyer, from the date of this Agreement until the Closing:

         9.1 Buyer's Access to Premises and Information. Buyer and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts and documents of or relating to Seller. Seller shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of Seller that may reasonably be requested.

         9.2 Conduct of Business in Normal Course. Seller will carry on its business and activities diligently and in substantially the same manner as they previously have been carried out.

         9.3 Preservation of Business and Relationships. Seller will use its best efforts, without making any commitments on behalf of Buyer, to preserve its business organization intact, to keep available to Seller its present relationships with suppliers, customers, and others having business relationships with it.

         9.4 New Transactions. The Seller will not, without Buyer's written consent, enter into any contract, commitment, or transaction not in the usual and ordinary course of its business.

         9.5 Existing Agreements. Seller will not modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to do any of those acts.

         9.6 Representations and Warranties True at Closing. All representations and warranties of Seller set forth in this Agreement and in any written statements delivered to Buyer by Seller under this Agreement will also be true and correct as of the closing date as if made on that date.

         9.7 Sales and Use Tax on Prior Sales. Seller agrees to furnish to Buyer a clearance certificate from the State of Texas and any related certificates that Buyer may reasonably request as evidence that all sales and use tax liabilities of Seller accruing before the closing date have been fully satisfied or provided for. If such certificate is not available by the closing date, Seller will use best good faith efforts to obtain it thereafter.

10       BUYER'S OBLIGATIONS BEFORE CLOSING
         ----------------------------------

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

         10.1 Information to Be Held in Confidence. Prior to the Closing Date (or, in the event the Closing does not occur, for a period of two years following the date of this Agreement) Buyer shall use its best efforts to preserve the confidentiality of any commercial information which is confidential and which is disclosed to Buyer or to its representatives by Seller; provided that Buyer at all times shall not be materially restricted in its investigation of the Assets or matters relating thereto. Whether or not the Closing shall take place, Seller waives any cause of action, right, or claim arising out of the access of Buyer or its representatives to any trade secrets or other confidential business information of Seller from the date of this Agreement until the Closing Date, except for the intentional competitive misuse by Buyer or its representatives of such trade secrets or other confidential business information if the Closing does not take place.

         10.2 Employment Agreements. Buyer shall negotiate in good faith with John van der Hagen for the purpose of entering into a Consulting Agreement on terms mutually agreeable to Buyer and John van der Hagen. Buyer shall negotiate in good faith with Marty van der Hagen for the purpose of entering into an Employment Agreement on terms mutually agreeable to Buyer and Marty van der Hagen.

11       CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE
         --------------------------------------------

         The obligations of Seller to sell and transfer the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all of the following conditions. Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties or covenants under this Agreement.

         11.1 Accuracy of Buyer's Representations and Warranties. All representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date.

         11.2 Buyer's Performance. Buyer shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at the Closing.

         11.3 Buyer's Corporate Approval. The Board of Directors of Buyer shall have duly authorized and approved the execution and delivery of this Agreement and all corporate action necessary or proper to fulfill the obligations of Buyer to be performed under this Agreement on or before the Closing Date.

12       CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE
         -------------------------------------------

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         The obligations of Buyer to purchase the Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the conditions set out below in this Section 12. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its representations, warranties, or covenants under this Agreement.

         12.1 Accuracy of Seller's Representations and Warranties. Except as otherwise permitted by this Agreement, all material representations and warranties by the Seller in this Agreement or in any written statement that shall be delivered to Buyer by any of them under this Agreement shall be true on and as of the closing date as though made at that time.

         12.2 Performance by Seller. Seller shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them it on or before the Closing Date.

         12.3 Certification by Seller. Buyer shall have received a certificate, dated the Closing Date, signed and verified by Seller's president, certifying, in such detail as Buyer and its counsel may reasonably request, that the conditions specified in Sections 12.1 and 12.2 have been fulfilled.

         12.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

         12.5 Consents. All necessary agreements and consents of any parties to the consummation of the transaction contemplated by this Agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Seller and delivered to Buyer.

         12.6 Approval of Documentation. The form and substance of all certificates, instruments, and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

         12.7 Consulting Agreement. Buyer shall have received a signed Consulting Agreement, in form satisfactory to Buyer, between Buyer and John van der Hagen.

         12.8 Employment Agreement. Buyer shall have received a signed Employment Agreement, in form satisfactory to Buyer, between Buyer and Marty van der Hagen.

         12.9 Cancellation of Shares. John van der Hagen shall have delivered certificates, duly endorsed for transfer, representing all of their shares of stock of the Seller to the Seller and such certificates and such shares are duly canceled at or prior to the Closing.

13       SELLER'S OBLIGATIONS AFTER THE CLOSING
         --------------------------------------

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         13.1 Seller's Indemnities. Seller shall indemnify, defend, and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorneys' fees, that Buyer shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Seller to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller under this Agreement. Notwithstanding the foregoing, Seller's liability under this Section shall not in any event exceed the aggregate amount of $100,000.00. Notwithstanding any other provision of this Agreement, Seller shall not be liable to Buyer on any warranty, representation, or covenant made by Seller in this Agreement, or under any of its indemnities in this Agreement, regarding any single claim, loss, expense, obligation, or other liability that does not exceed $2,500.00.

         13.2 Use of Seller's Name. Seller agrees that after the Closing Date it shall not use or employ in connection with any business or product, directly or indirectly, the name "SURREY, INC." Notwithstanding the foregoing, Seller shall not be required to change its corporate name.

14       COSTS
         -----

         14.1 Finder's or Broker's Fees. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

         14.2 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

15       FORM OF AGREEMENT
         -----------------

         15.1 Effect of Headings. The subject headings of the Articles, Sections and subsections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         15.2 Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

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         15.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16       PARTIES
         -------

         16.1 Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

         16.2 Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, Buyer may assign any of its rights under it to a wholly owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly owned subsidiary shall relieve Buyer of any of its obligations or duties under this Agreement.

         16.3 Legal Counsel. Legal counsel for Buyer has prepared this Agreement. Seller has retained separate counsel to assist it in the evaluation of this Agreement, assist in determining whether the provisions contained in this Agreement are in its best interests and consistent with its economic objectives, and advise it regarding its position with respect to this Agreement from an economic and tax standpoint.

17       REMEDIES
         --------

         17.1 Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         17.2 Defaults Permitting Termination. If either Buyer or Seller materially default in the due and timely performance of any of its warranties, covenants, or agreements under this Agreement, the non-defaulting party may on the Closing Date give notice of termination of this Agreement, in the manner provided in Section 19. The notice shall specify with particularity the default or defaults on which the notice is based. The termination shall be effective ten days after the closing date, unless the specified default or defaults have been cured on or before this effective date for termination.


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18       NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
         -----------------------------------------------------

         All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing.

19       NOTICES
         -------
         All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         To Seller at:             SURREY, INC.
                                   Attn: President
                                   13110 Trails End Road
                                   Leander, Texas 78641
                                   Facsimile (512) 267-4864

         To Buyer at:              JEAN CHARLES INCORPORATED
                                   Attn:  President
                                   82449 61st Avenue
                                   Thermal, California  92274
                                   Facsimile (760) 399-1187

         Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

20       GOVERNING LAW
         -------------

         This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

"SELLER"                                             "BUYER"
 ------                                               -----

SURREY, INC.                                JEAN CHARLES INCORPORATED

By_________________________________         By _________________________________
         MARTY VAN DER HAGEN,                        STEVE YEOMAN,
         President & CEO                             President

By_________________________________         By _________________________________
         MARY VAN DER HAGEN,                         SUZANNE K. BORCHERDS,
         Secretary                                   Secretary



                                       18

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                                  SURREY, INC.
                            SCHEDULE 1.1 - EQUIPMENT

                                (To be provided)


                                       19

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




                                  SURREY, INC.
                           SCHEDULE 1.2 - INVENTORIES

                                (To be provided)




                                       20

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                                  SURREY, INC.
                          SCHEDULE 3.2.1 - INVENTORIES

                       (To be completed prior to Closing)




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                                  SURREY, INC.
                    SCHEDULE 4 - LIABILITIES ASSUMED BY BUYER

                       (To be completed prior to Closing)



                                       22

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                                  SURREY, INC.
               SCHEDULE 7.4 - FINANCIAL STATEMENTS OF SURREY, INC.

                                (To be provided)




                                       23

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                                  SURREY, INC.
                          SCHEDULE 7.7 - REAL PROPERTY

                                (To be provided)



                                       24

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




                                  SURREY, INC.
                          SCHEDULE 7.10 - TRADE SECRETS

                                (To be provided)



                                       25

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




                                  SURREY, INC.
                       SCHEDULE 7.12 - INSURANCE POLICIES

                                (To be provided)






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